U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                          FORM 8-K/A 1


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



                  Date of Report: February 3, 1999




                   NPS INTERNATIONAL CORPORATION
                   -----------------------------
        (Exact name of registrant as specified in its charter)



                             Delaware
                             --------
          (State or other jurisdiction of incorporation)



               000-13858                       86-0214815
               ---------                       ----------
         (Commission File No.)               (IRS Employer
                                           Identification No.)



            812 Proctor Ave.
            Ogdensburg, N.Y.                     13669
---------------------------------------        ----------
(Address of principal executive offices)       (Zip code)



Registrant's telephone number, including area code:
(315) 393-3793

Item 4.  Changes in Registrant's Certifying Accountant.

     On January 27, 1999, Kerber, Eck & Braeckel LLP, the
Registrant's independent accountant for the Registrant's two most recent fiscal years, resigned. The Registrant's financial statements for the last two years prepared by said firm contained no adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles.

     Also on December 2, 1998, the Registrant engaged the accounting firm of Horton & Company, L.L.C., independent public accountants, to audit the Registrant's fiscal year ended December 31, 1998, as well as future financial statements, to replace the firm of Kerber, Eck & Braeckel LLP, which was the principal independent public accountant as reported in the Registrant's Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Securities & Exchange Commission. This change in independent accountants was approved by the Board of Directors of the Registrant.

     There were no disagreements within the last two fiscal years and subsequent periods with Kerber, Eck & Braeckel LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of said firm would have caused that firm to make reference in connection with its reports to the subject matter of the disagreement(s) or any reportable events.

     The Registrant has requested that Kerber, Eck & Braeckel LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter, dated January 27, 1999, is filed as Exhibit 16 to this Form 8-K\A 1.

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

     (a)  Financial Statements of Business Acquired

     The audited financial statements of Naidger Power Systems, Inc. and subsidiaries including consolidated balance sheets as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the period January 5, 1997 (date of incorporation) through December 31, 1997 and Independent Auditors' Report are attached hereto.

     The unaudited interim financial statements of Naidger Power Systems, Inc. and subsidiaries consolidated balance sheet as of September 30, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the nine-month periods ended September 30, 1998 and 1997 are attached hereto.

     (b)  Pro Forma Financial Information

     NPS International Corporation's pro forma consolidated balance sheet as of September 30, 1998 and pro forma statement of operations for the nine-month period ended September 30, 1998
(unaudited) and Notes to the pro forma consolidated financial statements (unaudited) are attached hereto.

     NPS International Corporation pro forma consolidated statement of operations for the year ended December 31, 1997 (unaudited) is attached hereto.

Item 7(c).  Exhibits.

     Number         Exhibit
     ------         -------

     16.0           Letter of Resignation of Registrant's
                    independent certified accountant, Kerber, Eck
                    & Braeckel, LLP

     27.0           Financial Data Schedule

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NPS INTERNATIONAL CORPORATION



                                   By:/s/ Michael Wexler
                                      ---------------------------
                                      Michael Wexler, President

Dated:  February 3, 1999

                        NAIDGER POWER SYSTEMS, INC.
                             AND SUBSIDIARIES



                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----

Independent Auditors' Report                                             F-2

Consolidated balance sheets as of
  December 31, 1997 and September 30, 1998                               F-3

Consolidated statements of operations for the period
  January 15, 1997 (date of incorporation) through
  December 31, 1997 and for the nine-month
  periods ended September 30, 1998 and 1997                              F-4

Consolidated statements of stockholders' equity for
  the period January 15, 1997 (date of incorporation)
  through December 31, 1997 and for the nine-month
  period ended September 30, 1998                                        F-5

Consolidated statements of cash flows for the period
  January 15, 1997 (date of incorporation) through
  December 31, 1997 and for the nine-month
  periods ended September 30, 1998 and 1997                              F-6

Notes to consolidated financial statements                        F-7 - F-14

                        INDEPENDENT AUDITORS' REPORT


The Stockholders
Naidger Power Systems, Inc. and subsidiaries
Ogdensburg, New York


We have audited the accompanying consolidated balance sheet of Naidger Power Systems, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period January 15, 1997 (date of incorporation) through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Metrix Metal, L.L.C. and Metrix Tools, L.L.C., two wholly-owned subsidiaries, which statements reflect total assets of $587,375 as of December 31, 1997, and total revenue of $1,369,495 for the period then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, in so far as it relates to the amounts included for Metrix Metal, L.L.C. and Metrix Tools, L.L.C., is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Naidger Power Systems, Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and cash flows for the period January 15, 1997 (date of incorporation) through December 31, 1997, in conformity with generally accepted accounting principles.

The consolidated balance sheet as of September 30, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the nine-month periods ended September 30, 1998 and 1997, were not audited by us. Accordingly, we do not express an opinion or any other form of assurance on them.


Wayne, New Jersey
January 22, 1999


                                                  HORTON & COMPANY, L.L.C.

                          NAIDGER POWER SYSTEMS, INC.
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                             December 31,     September 30,
                                             ------------     -------------
                                                 1997             1998
                                             ------------     -------------
                                                               (unaudited)
Current assets:
   Cash                                      $    116,908     $     157,245
   Short-term investments                         110,640            56,146
   Accounts receivable                             81,942           174,130
   Inventories                                    212,414           191,162
   Due from affiliate                              25,623            17,979
                                             ------------     -------------
          Total current assets                    547,527           596,662
                                             ------------     -------------

Property and equipment, net                        93,216           171,077
                                             ------------     -------------
Other assets:
   Goodwill                                        87,422           422,984
   Deferred charges and other                      55,217            85,549
                                             ------------     -------------
                                                  142,639           508,533
                                             ------------     -------------
                                             $    783,382     $   1,276,272
                                             ============     =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt
     from business combination               $          -     $     200,000
   Accounts payable                               158,993           193,574
   Accrued expenses                                14,975            37,176
   Accrued taxes                                   44,104            67,117
   Payable under service agreement                114,403                 -
                                             ------------     -------------
          Total current liabilities               332,475           497,867

Long-term debt from business combination,
  net of current portion                          400,000           200,000
Long-term liabilities                              24,110            11,408
                                             ------------     -------------
                                                  756,585           709,275
                                             ------------     -------------
Stockholders' equity:
   Common stock, $.001 par value,
      20,000,000 shares authorized;
      5,171,410 shares outstanding in 1997          5,171                 -
      7,372,540 shares outstanding in 1998              -             7,373
   Additional paid-in capital                      23,215           603,864
   Accumulated deficit                             (1,589)          (44,240)
                                             ------------     -------------
                                                   26,797           566,997
                                             ------------     -------------
                                             $    783,382     $   1,276,272
                                             ============     =============

                 See notes to consolidated financial statements

                                      F-3

                          NAIDGER POWER SYSTEMS, INC.
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                               For the period
                              January 15, 1997
                                  date of
                               incorporation)    Nine-month      Nine-month
                                  through       period ended    period ended
                                  December        September      September
                                  31, 1997         30, 1998       30, 1997
                                 ----------      ----------      ----------
                                                 (unaudited)     (unaudited)
Revenues                         $1,369,495      $1,958,598      $   758,864

Direct costs                      1,140,612       1,672,922          623,579
                                 ----------      ----------      -----------

Gross profit                        228,883         285,676          135,285
                                 ----------      ----------      -----------

Operating expenses (income):
   Selling and administrative       220,827         323,033          139,559
   Interest income                  (16,851)        (14,668)          (8,760)
   Gain on sale of assets            (4,652)         (5,513)          (3,117)
   Foreign taxes                     31,148          25,475           17,303
                                 ----------      ----------      -----------

                                    230,472         328,327          144,985
                                 ----------      ----------      -----------

Net loss                         $   (1,589)     $  (42,651)     $    (9,700)
                                 ==========      ==========      ===========


Loss per share                   $    (.000)     $    (.009)     $     (.003)
                                 ==========      ==========      ===========

Weighted average
  shares outstanding              4,558,606       4,852,444        3,199,264
                                 ==========      ==========      ===========















                See notes to consolidated financial statements

                                      F-4

                          NAIDGER POWER SYSTEMS, INC.
                               AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

             For the period January 15, 1997 (date of incorporation)
                           through December 31, 1997
             and for the nine-month period ended September 30, 1998

 (Information for the nine-month period ended September 30, 1998 is unaudited)




                                    Common stock
                                -------------------
                                                      Additional
                                  Shares      Par       Paid-in    Accumulated
                                  Issued     Value      Capital      Deficit
                                ----------   ------     --------    ---------
Shares issued at inception             100   $    -     $      -    $       -

Shares issued in satisfaction
 of costs paid by
 parent company                  3,600,000    3,600            -            -

Shares issued under Reg. D,
  Rule 504 offering                 71,310       71       71,239            -

Shares issued in Polcorp
  business combination           1,500,000    1,500            -            -

Costs incurred in connection
  with offering                          -        -      (48,024)           -

Net loss                                 -        -            -       (1,589)
                                ----------   ------     --------    ---------

Balances at December 31, 1997    5,171,410    5,171       23,215       (1,589)
                                ----------   ------     --------    ---------

Shares issued under Reg. D,
  Rule 504 offering (unaudited)    112,090      113      111,977            -

Shares issued in satisfaction
  of various liabilities
   (unaudited)                   2,089,040    2,089      520,171            -
Costs incurred in connection
  with offering (unaudited)              -        -      (51,499)           -
Net loss (unaudited)                     -        -            -      (42,651)
                                ----------   ------     --------    ---------
Balances at September 30, 1998
  (unaudited)                    7,372,540   $7,373     $603,864    $ (44,240)
                                ==========   ======     ========    =========




                See notes to consolidated financial statements

                                      F-5

                             NAIDGER POWER SYSTEMS, INC.
                                  AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     For the period
                                    January 15, 1997
                                        date of
                                     incorporation)    Nine-month       Nine-month
                                        through       period ended     Period ended
                                        December        September        September
                                        31, 1997         30, 1998         30, 1997
                                      -----------      -----------      -----------
                                                       (unaudited)      (unaudited)
Cash flows from operating activities:
  Net loss                            $    (1,589)     $   (42,651)     $    (9,700)
                                      -----------      -----------      -----------
  Adjustments to reconcile net loss
    to net cash provided
    by operating activities:
      Operating expense paid
        by parent company                   3,600                -            2,700
        Depreciation                       52,894           50,646           31,052
        Gain on sale of assets             (4,957)          (5,515)          (3,306)
        Stock issued in satis-
          faction of liabilities                -          208,172                -
        Changes in assets and
          liabilities:
          (Increase) decrease in
            accounts receivable           206,773           45,702          117,852
          (Increase) decrease in
            inventories                  (212,414)          17,631         (118,700)
          Increase (decrease) in
            accounts payable              (65,679)         (89,996)         (36,691)
          Increase (decrease) in
            accrued expenses                2,804            7,482            1,870
          Increase (decrease)
            in accrued taxes               (3,994)             374           (1,102)
          Increase (decrease) in
            payable under
            service agreement              114,403        (114,503)          85,802
                                       -----------      ----------      -----------
              Total adjustments             93,430         119,993           79,477
                                       -----------      ----------      -----------
         Net cash provided by
           operating activities             91,841          77,342           69,777
                                       -----------      ----------      -----------
Cash flows from investing activities:
  Purchases of short-term investments     (110,640)       (105,756)         (55,320)
  Capital expenditures                     (76,749)         44,458          (46,452)
  Deferred acquisition costs               (55,217)        (39,042)         (41,413)
                                       -----------      ----------      -----------
         Net cash used in
           investing activities           (242,606)       (100,340)        (143,185)
                                       -----------      ----------      -----------
Cash flows from financing activities:
  Loans to affiliate                       (25,623)          2,744          (19,217)
  Proceeds from bank loan                   19,898               -           13,272
  Proceeds from issuance of
     common stock                           72,710         112,090           54,533
  Costs incurred in connection
     with offering                         (48,024)        (51,499)         (36,018)
                                       -----------      ----------      -----------
         Net cash provided by
           financing activities             18,961          63,335           12,570
                                       -----------      ----------      -----------
         Net (decrease)
           increase in cash               (131,804)         40,337          (60,838)
         Cash balance at
           beginning of period             248,712         116,908          248,712
                                       -----------      ----------      -----------
         Cash balance at end
           of period                   $   116,908      $  157,245      $   187,874
                                       ===========      ==========      ===========

                   See notes to consolidated financial statements

                                        F-6

                          NAIDGER POWER SYSTEMS, INC.
                               AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               December 31, 1997 and September 30, 1998 and 1997

                   (Information for the nine-month periods
                ended September 30, 1998 and 1997 is unaudited)


Summary of significant accounting policies

1. This summary of significant accounting policies of Naidger Power Systems, Inc. (a subsidiary of Suncrest Management Services, S.A.) (hereinafter "Naidger" or the "Company") is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the management of NPS International Corporation and subsidiaries which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

          Principles of consolidation

     The accompanying consolidated financial statements include the accounts of Naidger Power Systems, Inc. for the period January 15, 1997 (date of incorporation) through December 31, 1997, and of its wholly-owned subsidiary, Polcorp Industries, Inc. ("Polcorp") (Note 2), together with its wholly-owned subsidiaries Metrix Metal, L.L.C. and Metrix Tools, L.L.C. Under the accounting rules for a reverse acquisition which were applied to the business combination described in Note 2, the accompanying financial statements include accounts of Metrix Metal, L.L.C. and Metrix Tools, L.L.C. for the period from their dates of inception (July 1, 1997 and April 1, 1997, respectively) through December 31, 1997. Intercompany transactions and balances have been eliminated in consolidation.

          Use of estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

          History and business activity

     Naidger Power Systems, Inc. was incorporated in the State of Delaware on January 15, 1997. Naidger is an inactive holding company which has acquired Polcorp Industries, Inc. and two operating subsidiaries in business combination described in Note 2. Naidger was originally incorporated to hold exclusive worldwide rights for specialized power electronics equipment. However, the license agreement was terminated prior to any activity taking place (Note 5).

          History and business activity

     Polcorp Industries, Inc. ("Polcorp") was incorporated in the State of Delaware on January 16, 1998. Concurrent with the business acquisition described in Note 2, Polcorp became a holding company which conducts business only through its wholly-owned subsidiaries, Metrix Metal, L.L.C. and Metrix Tools, L.L.C.

     Metrix Metal, L.L.C., located in Tczew, Poland, is engaged in the production of metal parts and sub-assemblies, primarily the gas meter, white goods and auto parts sector. The Company's concentration of business is in central and eastern Europe.

     Metrix Tools, L.L.C., located in Tczew, Poland, is engaged in the design and production of tools, injection molds, dies and assembly jigs for use in the production of gas meters, white goods, auto parts and telecommunication equipment. The Company's concentration of business is in central and eastern Europe.

          Property and equipment

     Property and equipment is carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

                                                        Years
                                                     -----------

          Machinery and equipment                         10
          Office equipment                                 5

     Depreciation expense was $52,894, $50,646 and $31,052 for the period January 15, 1997 (date of incorporation) through December 31, 1997, and for the nine-month periods ended September 30, 1998 and 1997, respectively.

     Maintenance, repairs and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of equipment are included in income.

          Concentration of credit risk

     Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of accounts receivable. The Company's policies do not require collateral to support accounts receivable. However, because of the diversity and credit worthiness of individual accounts which comprise the total balance, management does not believe that the Company is subject to any significant credit risk.

     Approximately, 26.5% and 23.0% of total revenue was derived from Metrix S.A. (former parent company of Metrix Tools, L.L.C. and Metrix Metal, L.L.C.), for the period January 15, 1997 (date of incorporation) through December 31, 1997, and for the nine-month period ended September 30, 1998, respectively. All the Company's revenue was derived from foreign sales.

          Fair value of financial instruments

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments".

     The Company's receivables and payables are current and on normal terms and, accordingly, are believed by management to approximate fair value. Management also believes that notes payable and long-term debt approximate fair value when current interest rates for similar debt securities are applied.

          Inventories

     Inventories stated at the lower of cost (principally standard cost which approximates actual cost, on a first-in, first-out basis) or market.

          Foreign currencies

     Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Translation adjustments resulting from this process are charged or credited to equity. Revenue, costs, and expenses are translated at average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are included in other expenses.

          Goodwill

     Goodwill represents the excess of the purchase price over the fair market value of net assets acquired in the Metrix and Polcorp business combinations described in Note 2. Goodwill is being amortized on the straight-line method over a fifteen-year period starting with the date of acquisition.

          Supplemental statements of cash flows information

     During the period January 15, 1997 (date of incorporation) through December 31, 1997, the Company issued 3,600,000 shares of its common stock in satisfaction of costs it had incurred which were paid by the parent company.

     The Company financed the acquisition of a license agreement (Note 5) through the issuance of $450,000 of convertible debt. Such debt and license agreement were subsequently cancelled.

     During the nine-month period ended September 30, 1998, the Company completed a business combination through the issuance of 1,500,000 shares of its common stock (Note 2).

     The September 30, 1998 balance sheet reflects the satisfaction of $522,260 in liabilities through the issuance of 2,089,040 shares of the Company's common stock (Note 10).

          Accounting pronouncements for future adoption

     The FASB recently issued Statement No. 130, "Comprehensive Income," which is effective for the Company's financial statements for the year ending December 31, 1998. In addition to net income, comprehensive income is comprised of "other comprehensive income" which includes all charges and credits to equity that are not the result of transactions with owners of the Company's common stock. This statement is not anticipated to materially affect the Company's financial statements.

     The FASB recently issued Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," which is effective for the Company's financial statements for the year ending December 31, 1998. This statement requires reporting of summarized financial results for operating segments as well as established standards for related disclosures about products and services, geographic areas and major customers. Primary disclosure requirements include total segment revenues, total segment profit or loss and total segment assets. The Company has not yet completed its evaluation of the impact of this statement on the Company's financial statements.

2.   Business combination

          Metrix acquisition

     On June 26, 1998, Polcorp Industries, Inc., a company whose major shareholders control Naidger, acquired all of the outstanding shares of Metrix Tools, L.L.C. (4,000 shares) and Metrix Metal, L.L.C. (7,000 shares) in exchange for 430,000 and 930,000 Polish zlotys, respectively. Consideration was paid in the form of a note, which equates to approximately $400,000 US dollars. As a result of the transaction, there was a change in the control of Metrix Tools, L.L.C. and Metrix Metal, L.L.C.

     The acquisition of Metrix Tools and Metrix Metal ("Metrix") has been accounted for as a reverse acquisition by Polcorp. Under the accounting rules for a reverse acquisition, Metrix is considered the acquiring entity. As a result, historical financial information of Polcorp for periods prior to the date of the transaction are those of Metrix. However, the capital structure of Metrix has been retroactively restated to reflect the number of shares received by Metrix in the acquisition and the Company's par value. Under purchase method accounting, balances and results of operations of Polcorp have been included in the accompanying consolidated financial statements from the date of the transaction, June 26, 1998. The Company recorded the assets and liabilities at their historical cost basis which was deemed to approximate fair market value. The reverse acquisition is treated as a non-cash transaction since all consideration given was in the form of stock. Proforma results of operations (assuming the business combination had been effected in January 1997) are not presented because Polcorp was inactive for the period from its date of incorporation in January 1998 through the date of acquisition. As a result, proforma results of operations for the nine-month period ended September 30, 1998, would be no different than the historical statement of operations presented herewith.

          Polcorp acquisition

     During August 1998, Naidger completed the acquisition of all the outstanding shares of Polcorp Industries, Inc. ("Polcorp") in exchange for 1,500,000 of its common voting shares. Due to the common control exercised by the major stockholders of Naidger and Polcorp, the business combination has been treated as a recapitalization with transactions accounted for at historical cost, in a manner similar to the pooling-of-interests method. As a result of the above business combinations, the accompanying financial statements have been restated for periods prior to the business combinations to include the accounts and operations of Polcorp and its wholly-owned subsidiaries, Metrix Tools and Metrix Metal.

3.   Inventories

     The following is a summary of inventories:

                                     December 31, 1997     September 30, 1998
                                     -----------------     ------------------
                                                               (unaudited)

          Raw materials                   $125,690              $ 68,192
          Work in process                   86,724               122,970
                                          --------              --------

                                          $212,414              $191,162
                                          ========              ========
4.   Property and equipment

     The following is a summary of property and equipment:

                                     December 31, 1997     September 30, 1998
                                     -----------------     ------------------
                                                              (unaudited)

          Machinery and equipment          $146,110             $267,029
          Less:  accumulated depreciation    52,894               95,952
                                           --------             --------

                                           $ 93,216             $171,077
                                           ========             ========

5.   License agreement

     On June 26, 1997, the Company entered into a license agreement with Naidger Nor (1997) Ltd. ("NNL"), an Israeli company which is engaged in the business of design, development and manufacturing of specialized power electronics equipment. Under the terms of the agreement, the Company was granted the exclusive worldwide rights to operate a distributorship for NNL and to purchase its products for resale to dealers, distributors, agents, commercial and industrial concerns and other customers. The license agreement that was granted in consideration of a $450,000 convertible promissory note to NNL. Such note bore interest at 7.5% payable annually.

     During January 1998, the Company decided not to pursue its financial obligations under the terms of the license agreement. Therefore, both the agreement and the related debt were cancelled.

6.   Long-term debt from business combination

     Note payable from business combination arose from the acquisition of the stock of Metrix Tools and Metrix Metal (Note 2). The purchase price of 430,000 and 930,000 Polish zlotys for Metrix Tools and Metrix Metal, respectively, is paid in US dollars based on the exchange rate at ING Bank S.A. in Warsaw, Poland. The total obligation equates to approximately $400,000 US dollars. The note is to be paid in four equal installments, commencing 90 days after the date of signing the agreement. The next installments are 270, 450 and 630 days following the date of signing the agreement. The first installment shall include interest at 8% annually increased by the inflation ratio in Poland. Any delay in the payment schedule will result in an interest charge of 20% annually.

7.   Stockholders' equity

          Public offering

     On August 15, 1997, the Company conducted a public offering of its common stock pursuant to Rule 504 of Regulation D under the Securities Act of 1933. The Company sold 14,262 and 22,418 shares under the public offering, for the period January 15, 1997 (date of incorporation) through December 31, 1997, and for the nine-month period ended September 30, 1998, respectively. All shareholders who acquired stock under this offering received stock dividends as described below.

          Stock dividends

     On June 15, 1998, the Company declared a one-for-one stock dividend to all shareholders who acquired shares pursuant to Rule 504 of Regulation D dated August 15, 1997, on record as of the close of business on July 17, 1998. The Company issued 36,680 shares of common stock in conjunction with this dividend. During October 1998, the Company declared a five-for-two stock dividend to all shareholders who acquired shares pursuant to Rule 504 of Regulation D. The Company issued 110,040 shares of common stock in conjunction with this dividend. Accordingly, the consolidated statement of stockholders' equity, income (loss) per share and weighted average shares outstanding have been restated to reflect the effect of the stock dividends.

          Earnings (loss) per common share

     Earnings (loss) per common share is computed by dividing the net income
     (loss) applicable to common stock shareholders by the weighted average number of shares of common stock outstanding during the period. There is no significant difference between basic and diluted earnings per share for the periods presented. Diluted loss per common share amounts are not presented because the effect of including potential common shares would be to reduce loss per common share.

8.   Related party transactions

          Service agreement

     Effective May 1, 1997, the Company entered into a service agreement with Suncrest Management Services, S.A. ("Suncrest"), a company incorporated in Nevis, West Indies, and which is also the parent company of Naidger Power Systems, Inc. Michael Wexler, president and director of the company, is deemed to be a controlling shareholder of Suncrest.

     Under the terms of the agreement, Suncrest provides a variety of management and consulting services for a five-year period ending April 30, 2002. In return, Suncrest shall receive a service fee of $8,500 per month, payable in advance on the first day of each month during the first 12 months of the agreement. During each subsequent 12-month period, the monthly service fee shall be increased by 10% over the previous 12-month period. Minimum future fees payable under the agreement are as follows:

          Year ending
          December 31,                                   Amount
          ------------                                  --------

              1998                                      $113,900
              1999                                       129,540
              2000                                       142,394
              2001                                       156,742
              2002                                        54,304
                                                        --------

                                                        $596,880
                                                        ========

     In addition, Suncrest is entitled to reasonable costs and expenses and an annual bonus equal to the greater of 5% of profits or 3% of sales provided that an approved annual budget is met or exceeded. Otherwise, a bonus may be paid at the discretion of the Company.

     Service fees under this agreement were $83,000 and $80,750 plus expenses of $22,869 and $36,444 for the period January 15, 1997 (date of incorporation) through December 31, 1997, and for the nine-month period ended September 30, 1998, respectively.

     The agreement may be terminated by six-month notice. In the event that the agreement is terminated by the Company for any reason, Suncrest shall be entitled to receive a lump-sum termination payment equal to all service fees for the unexpired term of the agreement plus all bonuses as a result of past services and all outstanding out-of-pocket expenses.

9.   Income taxes

     Deferred income taxes arise from temporary differences in reporting assets and liabilities for income tax and financial accounting purposes primarily resulting from net operating losses. There were no significant deferred tax assets or liabilities as of December 31, 1997 or September 30, 1998.

     Taxes paid to foreign countries amounted to $31,148 and $25,475 for the period January 15, 1997 (date of incorporation) through December 31, 1997 and for the nine-month period September 30, 1998, respectively.

10.  Subsequent events

          Business combination

     Effective November 6, 1998, Naidger effected a business combination with National Industrial Security Corporation, ("NISCO") a publicly-traded corporation. Under the terms of the agreement, NISCO acquired all of the issued and outstanding shares of Naidger in exchange for 8,000,000 unregistered shares of NISCO common stock. Immediately prior to the transaction, NISCO completed a one-for-three reverse stock split, resulting in 2,331,367 shares outstanding prior to the business combination. As a result of the transaction, the former Naidger shareholders received shares representing an aggregate of 77% of NISCO's outstanding common stock, resulting in a change in control of NISCO. Contemporaneously with the transaction, the combined company's name was officially changed to NPS International Corporation ("NPS").

     The acquisition of Naidger by NISCO has been accounted for as a reverse acquisition. Under accounting rules for a reverse acquisition, Naidger is considered the acquiring entity and NISCO the acquired entity. As a result, historical financial statements presented for periods prior to the date of the transaction will be those of Naidger. Under purchase method accounting, balances and results of operations of NISCO will be included in the financial statements from the date of the transaction, November 6, 1998.

     In addition to the exchange of common stock, the Company agreed to repay a $100,000 loan payable by NISCO to an officer and director. At the closing of the transaction, $25,000 of the loan was paid, with the balance payable in three equal installments of $25,000. The first payment is due 45 days after the closing. The second payment is due 90 days after the closing. The final installment is to be paid 12 months from the date of the closing. Until the entire loan is repaid, 800,000 shares of NPS (formerly NISCO) stock has been placed in an escrow account.

          Stock issuance

     During October 1998, the Company issued 2,089,040 shares of its common stock in satisfaction of $522,260 of liabilities incurred through September 30, 1998. The balance sheet of September 30, 1998, reflects the effect of stock issued during October to satisfy obligations outstanding as of the balance sheet date. As a result, certain liability accounts have been reduced with a corresponding increase in equity accounts.

                         NPS INTERNATIONAL CORPORATION
                               AND SUBSIDIARIES

                 PRO FORMA FINANCIAL INFORMATION (UNAUDITED)



The following pro forma summary financial information has been prepared giving effect to the acquisition of Naidger Power Systems, Inc. by NPS International Corporation (formerly NISCO) in a transaction accounted for as a reverse acquisition, as if the transaction had taken place at December 31, 1997 for the pro forma consolidated balance sheet, and January 1, 1997 for the pro forma consolidated income statements for the year ended December 31, 1997 and the nine-month period ended September 30, 1998.

Additionally, Naidger Power Systems, Inc., during August 1998, acquired Polcorp Industries, Inc. and its two wholly-owned subsidiaries in a transaction accounted for at historical cost due to the majority shareholders having common ownership interests and control over both companies. Accordingly, the historical balance sheet for Naidger Power Systems, Inc.
as of December 31, 1997 includes the effect of the acquisition. The pro forma consolidated income statements for the year ended December 31, 1997 have been prepared giving effect to the Polcorp acquisition as if the transaction had taken place on January 1, 1997.

The carrying values of assets and liabilities have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the ultimate purchase prices. Final allocations will be made on the basis of appraisals and valuations giving effect to various economic and market factors. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Naidger Power Systems, Inc. and the historical financial statements of National Industrial Security Corporation.

                               NPS INTERNATIONAL CORPORATION
                                     AND SUBSIDIARIES

                    PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                    September 30, 1998

                                          ASSETS

                                                                                Pro Forma
                                                                                Financial
                               Historical Financial Statements   Pro Forma      Statements
                                     Naidger         NISCO      Adjustments        NPS
                                   ----------     ----------    -----------    ----------
Current assets:
  Cash                             $  157,245     $    3,850                   $  161,095
  Short-term investments               56,146              -                       56,146
  Accounts receivable                 174,130         54,016                      228,146
  Prepaid expenses                          -         17,296                       17,296
  Inventories                         191,162              -                      191,162
  Due from affiliate                   17,979              -                       17,979
                                   ----------     ----------                   ----------
         Total current assets         596,662         75,162                      671,824
                                   ----------     ----------                   ----------
Property and equipment, net           171,077              -                      171,077
                                   ----------     ----------                   ----------
Other assets:
  Goodwill                            422,984              -        (21,150)      401,834
  Deferred charges and other           85,549          8,549           (c)         94,098
                                   ----------     ----------                   ----------
                                      508,533          8,549                      495,932
                                   ----------     ----------                   ----------
                                   $1,276,272     $   83,711                   $1,338,833
                                   ==========     ==========                   ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term
    debt from business combination $  200,000     $        -                   $  200,000
  Accounts payable                    193,574         20,393                      213,967
  Accrued expenses                     37,176         36,626                       73,802
  Accrued taxes                        67,117              -                       67,117
  Payable under service agreement           -              -                            -
                                   ----------     ----------                   ----------
       Total current liabilities      497,867         57,019                      554,886

Long-term debt from business
  combination, net of current
  portion                             200,000              -                      200,000
Long-term liabilities                  11,408              -                       11,408
Payable to officer                          -         93,906                       93,906
                                   ----------     ----------                   ----------
                                      709,275        150,925                      860,200
                                   ----------     ----------                   ----------
Stockholders' equity:
  Common stock, (6,994,100 actual
    shares and 10,331,367 pro
    forma shares)                       7,373      1,165,680        549,107     1,722,160
                                                                    (a)(b)
  Additional paid-in capital
    (discount on issuance of
    common stock)                     603,864         38,785     (1,820,786)   (1,178,137)
                                                                    (a)(b)
  Accumulated deficit                 (44,240)    (1,271,679)     1,250,529       (65,390)
                                                                    (a)(b)
                                   ----------     ----------                   ----------
                                      566,997        (67,214)                     478,633
                                   ----------     ----------                   ----------
                                   $1,276,272     $   83,711                   $1,338,833
                                   ==========     ==========                   ==========

                 See notes to pro forma consolidated financial statements

                               NPS INTERNATIONAL CORPORATION
                                     AND SUBSIDIARIES

                       PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (UNAUDITED)

                      For the nine-month period ended September 30, 1998

                                                                                Pro Forma
                                                                                Financial
                               Historical Financial Statements   Pro Forma      Statements
                                     Naidger         NISCO      Adjustments        NPS
                                   ----------     ----------    -----------    ----------

Revenues                           $1,958,598     $  500,570                   $2,459,168
Direct costs                        1,672,922        384,483                    2,057,405
                                   ----------     ----------                   ----------

Gross profit                          285,676        116,087                      401,763
                                   ----------     ----------                   ----------

Operating expenses (income):
   Selling and administrative         323,033         89,642         21,150(c)    433,825
   Interest expense                     3,706          6,311                       10,017
   Interest income                    (18,374)             -                      (18,374)
   Gain on sale of assets              (5,513)             -                       (5,513)
   Foreign taxes                       25,475              -                       25,475
                                   ----------     ----------                   ----------

                                      328,327         95,953                      445,430
                                   ----------     ----------                   ----------

Net income (loss)                  $  (42,651)    $   20,134                   $  (43,667)
                                   ==========     ==========                   ==========


Income (loss) per share            $    (.009)    $     .009                   $    (.004)
                                   ==========     ==========                   ==========

Pro forma weighted average
   shares outstanding               8,000,000      2,331,367                   10,331,367
                                   ==========     ==========                   ==========




















                 See notes to pro forma consolidated financial statements

                               NPS INTERNATIONAL CORPORATION
                                     AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (UNAUDITED)

                            For the year ended December 31, 1997

                                                                                Pro Forma
                                                                                Financial
                               Historical Financial Statements   Pro Forma      Statements
                                     Naidger         NISCO      Adjustments        NPS
                                   ----------     ----------    -----------    ----------

Revenues                           $1,369,495     $  709,400                   $2,078,875

Direct costs                        1,140,612        545,586                    1,686,198
                                   ----------     ----------                   ----------

Gross profit                          228,883        163,814                      392,697
                                   ----------     ----------                   ----------

Operating expenses (income):
   Selling and administrative         220,827        179,700         28,200(c)    428,727
   Interest expense                         -         12,359                       12,359
   Interest income                    (16,851)             -                      (16,851)
   Gain on sale of assets              (4,652)             -                       (4,652)
   Foreign taxes                       31,148              -                       31,148
                                   ----------     ----------                   ----------

                                      230,472        192,059                      450,731
                                   ----------     ----------                   ----------

Net loss                           $   (1,589)    $  (28,245)                  $  (58,034)
                                   ==========     ==========                   ==========

Loss per share                     $    (.000)    $    (.012)                  $    (.006)
                                   ==========     ==========                   ==========

Pro forma weighted average
   shares outstanding               8,000,000      2,331,367                   10,331,367
                                   ==========     ==========                   ==========

















                 See notes to pro forma consolidated financial statements


                               NPS INTERNATIONAL CORPORATION
                                     AND SUBSIDIARIES

                   NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                        (UNAUDITED)




(a) Reflects the one for three (1:3) reverse stock split of National Industrial Security Corporation which was completed prior to the business combination.

(b) All the issued and outstanding shares of common stock of Naidger Power Systems, Inc. was exchanged for 8,000,000 shares of $0.16 2/3 par value common stock of NISCO.

(c) Reflects the effect of amortization of goodwill recorded in connection with the Polcorp and Metrix business combinations.


The net effect of the above pro forma transactions is as follows:

                                                                              Pro Forma
                                                                              Financial
                             Historical Financial Statements   Pro Forma      Statements
                                   Naidger         NISCO      Adjustments        NPS
                                 ----------     ----------    -----------    ----------
Stockholders' equity:
   Common stock:                                            (a)$ (777,120)
      NISCO/NPS                  $        -     $1,165,680  (b) 1,333,600    $1,722,160
      Naidger                         7,373              -  (b)    (5,284)            -

   Additional paid-in capital
      (discount on issuance
        of common stock):                                   (b)(2,516,302)
      NISCO/NPS                           -         38,785  (a)   777,120    (1,178,137)
      Naidger                       603,864              -  (b)   (83,693)            -

   Accumulated deficit:
      NISCO/NPS                           -     (1,271,679) (b) 1,271,679             -
      Naidger                       (44,240)             -  (c)   (21,150)      (65,390)
                                 ----------     ----------                   ----------

                                 $  566,997     $  (67,214)                  $  478,633
                                 ==========     ==========                   ==========



                  NPS INTERNATIONAL CORPORATION
                  _____________________________


                   EXHIBIT 16.0 TO FORM 8-K/A 1

                  _____________________________

                      LETTER OF RESIGNATION

     OF REGISTRANT'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

                  _____________________________

Kerber, Eck & Braeckel LLP
Certified Public Accountants

200 North Broadway
St. Louis, Missouri  63102-2747
314-231-6232 Fax 314-231-0079
--------------
St. Louis, Missouri
Belleview, Illinois
Cape Girardeau, Missouri
Carbondale, Illinois
Milwaukee, Wisconsin
Springfield, Illinois

          January 27, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  NPS International Corporation
     File Ref. No. 000-13858

     We were previously the principal accountant for NPS International Corporation (formerly National Industrial Security Corporation) and, under the date of January 30, 1998, we reported on the consolidated financial statements of National Industrial Security Corporation and subsidiaries as of and for the years ended December 31, 1997 and 1996. On January 27, 1999, our appointment as principal accountant was terminated. We have read NPS International Corporation's statements included under Item 4 of its Form 8-K/A 1 dated January 28, 1999 and we agree with such statements.

                                   Very truly yours,

                                   s/Kerber, Eck & Braeckel LLP

CSE/chf

                  NPS INTERNATIONAL CORPORATION

                  _____________________________

                  EXHIBIT 27.0 TO FORM 8-K/A 1

                  _____________________________

                     FINANCIAL DATA SCHEDULE

                  _____________________________